EXECUTION VERSION

SHARE LENDING AGREEMENT

Dated as of November 15, 2012

between

VECTOR GROUP LTD. (“Lender”)

and

JEFFERIES & COMPANY, INC. (“Borrower”)

This SHARE LENDING AGREEMENT (the “Agreement”) sets forth the terms and conditions under which Borrower may, from time to time, borrow from Lender shares of Common Stock.

The parties hereto agree as follows:

Section 1.          Certain Definitions. The following capitalized terms shall have the following meanings:

“Business Day” means a day on which regular trading occurs in the principal trading market for the Common Stock.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, such other Securities Intermediary at which Borrower and Lender maintain accounts.

“Closing Price” on any day means, with respect to the Common Stock, (i) if the Common Stock is listed on a national or regional U.S. securities exchange or is included in the OTC Bulletin Board Service (operated by the Financial Industry Regulatory Authority, Inc.) or any successor thereto, the last reported sale price, regular way, in the principal trading session on such day on such market or service on which the Common Stock is then listed or is included, as the case may be (or, if the day of determination is not a Business Day, the immediately preceding Business Day), and (ii) if the Common Stock is not so listed or included or if the last reported sale price is not obtainable (even if the Common Stock is listed on such market or included in such service), the average of the bid prices for the Common Stock obtained from as many dealers in the Common Stock (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices to Borrower (which bid prices shall be made available to Lender by Borrower upon request by Lender).

“Collateral” means any Cash or Non-Cash Collateral transferred by Borrower to Custodian pursuant to Sections 3 or 4 and credited to the Collateral Account, including any Collateral received in substitution of the foregoing and any proceeds of the foregoing. Each of the parties to this Agreement hereby agrees that Cash and each item within the definition of Non-Cash Collateral shall be treated as a “financial asset” as defined by Section 8-102(a)(9) of the UCC.

“Collateral Account” means the securities account of Borrower maintained on the books of Custodian and designated “Jefferies & Company, Inc. f/b/o Vector Group Ltd.”.

“Common Stock” means the shares of common stock, par value $0.10 per share, of Lender; provided that, if the Common Stock shall be exchanged for or converted into any other security, assets and/or other consideration (including cash) as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), then, effective upon such exchange or conversion, the amount of such other security, assets and/or other consideration received in exchange for one share of Common Stock shall be deemed to become one share of Common Stock. For purposes of the foregoing, where a share of Common Stock may be converted into or exchanged for more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election.

“Control Agreement” has the meaning given to such term in Section 10(d).

“Convertible Notes” means (i) up to $200,000,000 aggregate principal amount of Variable Interest Convertible Senior Notes due 2019 issued by Lender and (ii) up to $230,000,000 aggregate principal amount of such securities to the extent the option to purchase such additional securities (the “Over-Allotment Option”) is exercised as set forth in the underwriting agreement relating to the Convertible Notes.

“Custodian” has the meaning given to such term in Section 10(d).

“Cutoff Time” shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares, cash, securities or other property must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice, in which case such other time will be the “Cutoff Time.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Termination Date” means the earliest to occur of (i) the date as of which Lender has notified Borrower in writing of its intention to terminate this Agreement at any time after the entire principal amount of Convertible Notes ceases to be outstanding and Lender has settled all payments or deliveries in respect of such Convertible Notes (as such settlement may be extended pursuant to market disruption events or otherwise pursuant to the Supplemental Indenture), whether as a result of conversion, repurchase, cancellation, at maturity or otherwise; (ii) the termination of the underwriting agreement relating to the Convertible Notes without issuance of the Convertible Notes or the failure of the initial offering of the Convertible Notes to close, in each case pursuant to the terms of such purchase agreement and the Supplemental Indenture; (iii) the date, if any, on which all Loans hereunder are terminated; and (iv) the date, if any, on which this Agreement is terminated.

2

“Loaned Shares” means shares of Common Stock transferred in a Loan hereunder until such Common Stock (or identical Common Stock) is transferred back to Lender hereunder; provided that, to the extent Borrower subsequently transfers to another transferee shares of Common Stock initially transferred to Borrower hereunder, “Loaned Shares” means an equivalent number of identical shares of Common Stock. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of outstanding Loaned Shares shall, effective as of the payment or delivery date of any such event, be proportionately increased or decreased, as the case may be. If the outstanding shares of Common Stock shall be exchanged for or converted into any new or different security or securities, assets and/or other consideration, as described in the definition of “Common Stock,” such new or different security or securities, assets and/or other consideration shall, effective upon such exchange or conversion, as the case may be, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportions as described in the definition of “Common Stock.” For purposes of return of Loaned Shares by Borrower or purchase or sale of securities pursuant to Section 6 or 12, Borrower may return securities of the same issuer, class and quantity as the Loaned Shares as adjusted pursuant to the two preceding sentences.

“Margin Percentage” means:

(a)          in the case of Treasury Obligations having an original maturity at issuance of not more than one year, 101%;

(b)          in the case of Treasury Obligations having an original maturity at issuance of more than one year but not more than five years, 103%;

(c)          in the case of Treasury Obligations having an original maturity at issuance of more than five years but not more than ten years, 105%; and

(d)          in the case of all other Collateral, 100%.

“Margin Value” means the amount obtained by dividing the Market Value of the Collateral by the applicable Margin Percentage.

“Market Value” on any day means (i) with respect to Common Stock, the most recent Closing Price of the Common Stock, and (ii) with respect to any Collateral that is (a) Cash, the face amount thereof and (b) any other security or property, the market value thereof determined in accordance with market practice for such securities or property, based on the bid price for such security or property as of the most recent close of trading obtained from a principal market maker for such security as selected by Borrower in good faith and in a commercially reasonable manner or obtained from a generally recognized source, or the closing bid quotation at the most recent close of trading obtained from such source, plus accrued interest to the extent not included therein, unless market practice with respect to the valuation of such securities or property in connection is to the contrary.

3

“Maximum Number of Shares” means 6,114,000 shares of Common Stock as of the date of this Agreement, and thereafter subject to adjustment as follows:

(a)          If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.

(b)          If any Convertible Notes are surrendered to Lender for conversion or redeemed or repurchased in accordance with the terms of the Supplemental Indenture and Lender notifies Borrower in writing of such surrender, redemption or repurchase and the conversion settlement date of such Convertible Notes, the Maximum Number of Shares shall be reduced on the date on which such settlement actually occurs by a number of shares of Common Stock (rounded down to the nearest whole share) equal to the product of (i) the Maximum Number of Shares immediately prior to such conversion, and (ii) a fraction (x) the numerator of which is the principal amount of Convertible Notes surrendered for conversion, redeemed or repurchased and (y) the denominator of which is the principal amount of Convertible Notes outstanding as of their initial issuance plus any amount of Convertible Notes issued pursuant to the exercise of the Over-Allotment Option.

(c)          Upon the termination (including a partial termination) of any Loan pursuant to Section 6(a) below, the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender.

(d)          The Maximum Number of Shares shall be reduced to 3,057,000 shares of Common Stock on the Business Day immediately following the “Issue Date” (as defined in the Supplemental Indenture) of the Convertible Notes if on or before such date the Maximum Number of Shares is not or has not been reduced to or below such number pursuant to clause (c) above.

(e)          The Maximum Number of Shares shall be increased by 1,000,000 shares of Common Stock if Lender and Borrower shall have entered into an underwriting agreement for the purpose of effecting a subsequent offering and sale of shares of Common Stock, as contemplated by the Underwriting Agreement.

“Non-Cash Collateral” means (i) any negotiable debt obligations issued by the United States Treasury Department having an original maturity at issuance of not more than ten years (“Treasury Obligations”); (ii) Loaned Shares; (iii) any property that Borrower and Lender from time to time agree in writing shall be acceptable collateral; and (iv) all proceeds of the foregoing.

“Registration Blackout Period” means (i) the period beginning at 11:59 p.m. on the fourteenth calendar day preceding the last day of each fiscal quarter of Lender and ending at 11:59 p.m. on the second Business Day following the day on which Lender’s quarterly earnings with respect to such fiscal quarter are publicly announced (or, in the case of the fourth fiscal quarter, if no quarterly earnings are announced, Lender’s annual earnings), and (ii) if, after February 15, 2013, Lender is in possession of material non-public information about Lender or the Common Stock, the disclosure of which Lender reasonably believes would not be in its best interests, and notifies Borrower of that fact, the period beginning on the day on which Lender provides such notice to Borrower and ending on the 60th Business Day thereafter; provided that the aggregate duration of such Registration Blackout Period under clause (ii) above shall not exceed 120 Business Days during the term of this Agreement.

4

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC.

“Supplemental Indenture” means the supplemental indenture, to be dated as of November 20, 2012, to be entered into between Lender and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to provide for the form, terms and other provisions of the Convertible Notes and which shall supplement the base indenture, to be dated as of November 20, 2012, to be entered into between Lender and the Trustee.

“UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.

“Underwriting Agreement” means the Underwriting Agreement, dated November 15, 2012, entered into between Lender and Jefferies & Company, Inc. as representative of the several underwriters named therein, providing for the public offering of the Common Stock, and any subsequent underwriting agreement between such parties entered into for the purpose of effecting a subsequent offering and sale of shares of Common Stock, as contemplated by the Underwriting Agreement.

Section 2.          Loans of Shares; Transfers of Loaned Shares.

(a)          Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower shares of Common Stock up to, in the aggregate, the Maximum Number of Shares. For the avoidance of doubt, any Loaned Shares that are returned by Borrower to Lender upon termination of a Loan (including a partial termination pursuant to Section 6(a)) shall not be available for future borrowing under this Agreement by Borrower (it being understood that the pledge of Non-Cash Collateral consisting of Loaned Shares shall not be considered a return of such Loaned Securities or a termination (in whole or in part) of the related Loan by Borrower).

(b)          Subject to the terms and conditions of this Agreement, Borrower may, from time to time, by not less than one Business Day’s written notice to Lender substantially in the form of Exhibit A to this Agreement (a “Borrowing Notice”) initiate one or more transactions in which Lender will lend Loaned Shares to Borrower through the issuance by Lender of such Loaned Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (each such issuance and loan, a “Loan”); provided that Borrower may not initiate a Loan by delivering a Borrowing Notice to Lender (i) during any Registration Blackout Period or (ii) after the date as of which the Maximum Number of Shares shall have been sold pursuant to the Underwriting Agreement. Such Loan shall be confirmed through the book-entry settlement system of the Clearing Organization. The records maintained by the Clearing Organization shall constitute conclusive evidence with respect to a Loan, including the number of shares of Common Stock that are the subject of such Loan to which the applicable records relate.

5

(c)          On the date of this Agreement, Borrower shall deliver a Borrowing Notice to Lender specifying a number of shares of Common Stock to be borrowed equal to the Maximum Number of Shares as of such date; provided that such Borrowing Notice shall be automatically rescinded without further action of Borrower if the Facility Termination Date occurs prior to Lender’s transfer of Loaned Shares to Borrower in respect of such Borrowing Notice.

(d)          Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to borrow or have any right to take delivery of, or otherwise receive or be deemed to have received, and may not initiate a Loan hereunder with respect to, any shares of Common Stock at any time to the extent (in the case of clause (i) below or to the extent that Borrower determines in its sole discretion (in the case of clause (ii) below)) that after receipt of any shares of Common Stock in connection with such Loan, (i) the Section 16 Percentage would exceed 8.0% or (ii) the Share Amount would exceed the Applicable Share Limit. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of shares of Common Stock that Borrower and each person subject to aggregation of shares of Common Stock with Borrower under Section 13 or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) as of such day and (B) the denominator of which is the number of shares of Common Stock outstanding as of such day. The “Share Amount” as of any day is the number of shares of Common Stock that a Borrower Person under any law, rule, regulation, regulatory order or organizational documents or contracts of Lender that are, in each case, applicable to ownership of shares of Common Stock (the “Applicable Restrictions”) owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Borrower in its reasonable discretion. A “Borrower Person” is Borrower and any person whose ownership position would be aggregated with that of Borrower. The “Applicable Share Limit” is, as of any day, a number of shares of Common Stock equal to (A) the minimum number of shares of Common Stock that could give rise to materially adverse reporting obligations, materially adverse registration obligations or other materially adverse requirements (including obtaining prior approval from any person or entity) of a Borrower Person, or could result in an adverse effect on a Borrower Person, under any Applicable Restriction, as determined by Borrower in its reasonable discretion, minus (B) 1% of the number of shares of Common Stock outstanding as of such day. If, notwithstanding the foregoing, any delivery of Common Stock is erroneously made to Borrower or Borrower otherwise receives or is deemed to have received Common Stock in excess of the foregoing limitation contrary to the first sentence of this Section 2(d), such Common Stock shall remain the property of Lender and Borrower shall be deemed to hold the same as bailee of Lender and shall have no voting, dispositive control or pecuniary interest with respect thereto. Notwithstanding anything to the contrary in this Agreement, Lender shall not be liable to Borrower for any delivery of Common Stock in contravention of this Section 2(d) pursuant to a Borrower Notice delivered by Borrower.

6

(e)          Lender shall transfer Loaned Shares to Borrower on or before the Cutoff Time on the date specified in the Borrowing Notice for the commencement of the relevant Loan, which date shall be no later than the third Business Day following the receipt by Lender of the Borrowing Notice. Delivery of the Loaned Shares to Borrower shall be made in the manner set forth under Section 13 below.

Section  3.          Collateral.

(a)          Unless otherwise agreed by Borrower and Lender, Borrower shall, prior to or concurrently with the transfer of the Loaned Shares to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Custodian, for credit to the Collateral Account, Collateral selected by Borrower with a Margin Value at least equal to the Market Value of the Loaned Shares as of the close of business on the Business Day immediately preceding the date of such transfer.

(b)          Any Collateral transferred by Borrower to Custodian pursuant to Sections 3 or 4 and credited to the Collateral Account shall be security for Borrower’s obligations in respect of the Loaned Shares and for any other obligations of Borrower to Lender hereunder. Borrower hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Shares by Lender to Borrower and which shall cease upon the transfer of the Loaned Shares by Borrower to Lender or upon the transfer of any such Collateral to Borrower in accordance with the terms of this Agreement. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. Except as expressly provided for in Section 12, Lender may not use or invest the Collateral and shall not deliver any instruction to Custodian regarding the use or investment of Collateral, unless Lender has delivered a Notice of Exclusive Control to Custodian (with a copy to Borrower) in accordance with the terms of the Control Agreement.

(c)          Except as otherwise provided herein, upon the transfer to Lender of Loaned Shares pursuant to Section 6, Collateral selected by Borrower with a Margin Value equal to the Market Value of the Loaned Shares so transferred shall be released to Borrower, but only to the extent that immediately following such transfer of Collateral no Collateral Deficit would exist; provided that Loaned Shares pledged as Collateral may, at Borrower’s instruction, be released from the Collateral Account and transferred to Lender as provided in Section 6(e). Such transfer of Collateral shall be made no later than the Cutoff Time on the day the Loaned Shares are transferred, or if such day is not a day on which a transfer of such Collateral may be effected under Section 13, or if the transfer of Loaned Shares by Lender to Borrower occurs after the Cutoff Time on such day, then in each case the next day on which such a transfer may be effected. Notwithstanding anything to the contrary herein, if all Loans are terminated by Borrower pursuant to Section 6 (whether upon the occurrence of a Lender Default or otherwise), all Collateral shall be immediately released to Borrower upon the transfer to Lender of the Loaned Shares; provided that Loaned Shares pledged as Collateral may, at Borrower’s instruction, be released from the Collateral Account and transferred to Lender as provided in Section 6(e).

(d)          If Borrower transfers Collateral to Custodian, as provided in this Section 3, and Lender does not transfer the relevant Loaned Shares to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers the relevant Loaned Shares to Borrower and Borrower does not transfer Collateral to Custodian as provided in this Section 3, Lender shall have the absolute right to the return of the relevant Loaned Shares.

7

(e)          Borrower may, upon notice to Lender and Custodian, substitute Cash or Non-Cash Collateral for Collateral securing any Loan or Loans; provided that such substituted Collateral shall have a Margin Value such that the aggregate Margin Value of such substituted Collateral, together with all other Collateral, shall equal or exceed the Market Value of the Loaned Shares as of the date of such substitution; and provided further that Borrower may not substitute Cash or Non-Cash Collateral other than Loaned Shares for Collateral securing any Loan or Loans if at the time of such substitution a Borrower Default has occurred and is continuing.

Section 4.          Mark-to Market.

(a)          If the aggregate Margin Value of all Collateral at the close of trading on any Business Day shall be less than the Market Value of all the outstanding Loaned Shares (a “Collateral Deficit”), Borrower shall transfer to Custodian no later than the Business Day following the date of such Collateral Deficit for credit to the Collateral Account, additional Collateral selected by Borrower so that the Margin Value of such additional Collateral, when added to the Margin Value of all other Collateral, shall equal or exceed the Market Value of the Loaned Shares on such Business Day of determination.

(b)          If the aggregate Margin Value of all Collateral at the close of trading on any Business Day shall be greater than the Market Value of all the outstanding Loaned Shares (a “Collateral Excess”), Borrower may, by notice to Lender and Custodian, demand that Custodian transfer to Borrower, no later than the following Business Day, such amount of the Collateral selected by Borrower so that the Margin Value of the Collateral, after deduction of such amounts, shall thereupon be at least equal to the Market Value of the Loaned Shares on such Business Day of determination; provided that no Collateral Excess shall be returned to Borrower if Lender has delivered a Notice of Exclusive Control to Custodian (with a copy to Borrower) in accordance with the terms of the Control Agreement.

Section 5.          Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.10 per Loaned Share included in such Loan. Such Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(e) on a delivery-versus-payment basis through the facilities of the Clearing Organization.

Section 6.          Loan Terminations.

(a)          Borrower may terminate all or any portion of a Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender no later than the third Business Day following the date of such notice, without any consideration being payable in respect thereof by Lender to Borrower; provided that such termination shall not relieve Borrower from the obligation to make such other payments and/or deliveries required to be made by it to Lender hereunder, including any such payments and/or deliveries pursuant to Section 7 hereof. Any such loan termination shall be effective immediately upon delivery of the Loaned Shares in accordance with the terms hereof.

8

(b)          Subject to Section 12 below, all outstanding Loans, if any, shall terminate on the Facility Termination Date, and all Loaned Shares, if any, then outstanding shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the Facility Termination Date; provided that such termination shall not relieve Borrower from the obligation to make such other payments and/or deliveries required to be made by it to Lender hereunder, including any such payments and/or deliveries pursuant to Section 7 hereof.

(c)          Subject to Section 12 below, if a Loan is terminated upon the occurrence of a Default as set forth in Section 11, the Loaned Shares in respect of such Loan shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 11; provided that such termination shall not relieve Borrower from the obligation to make such other payments and/or deliveries required to be made by it to Lender hereunder, including any such payments and/or deliveries pursuant to Section 7 hereof.

(d)          If at any time the aggregate number of Loaned Shares outstanding under this Agreement exceeds the Maximum Number of Shares, then the outstanding Loans (or portions thereof) to the extent of such excess shall immediately terminate and, subject to Section 12 below, such excess number of Loaned Shares in respect of such terminated Loans (or portions thereof) shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the first date as of which such excess exists; provided that such termination shall not relieve Borrower from the obligation to make such other payments and/or deliveries required to be made by it to Lender hereunder, including any such payments and/or deliveries pursuant to Section 7 hereof.

(e)          To effect any termination (in whole or in part) of a Loan and the transfer or delivery of Loaned Shares to Lender, Borrower may instruct Custodian to release from the Collateral Account any Loaned Shares pledged as Collateral at the time of such termination and transfer such released Loaned Shares to Lender as provided in Sections 6(a) through (d) above.

Section 7.          Distributions.

(a)          If, at any time when there are Loaned Shares outstanding under this Agreement, Lender pays a cash dividend or makes a cash distribution in respect of all its outstanding shares of Common Stock, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares at such time), on the second Business Day immediately following the day such dividend or distribution is paid, an amount in cash equal to the product of (i) the amount per share of Common Stock of such dividend or distribution, as the case may be, and (ii) the number of Loaned Shares outstanding at such time; provided that if Borrower returns any Loaned Shares to Lender following a record date for such a dividend or distribution on such Loaned Shares but prior to the payment of such dividend or distribution on such Loaned Shares, notwithstanding the return of such Loaned Shares Borrower shall nonetheless pay to Lender the amount of such dividend or distribution, as the case may be, on the Business Day immediately following the day such dividend or distribution is paid.

9

(b)          If, at any time when there are Loaned Shares outstanding under this Agreement, Lender makes a distribution in respect of all its outstanding shares of Common Stock (other than a distribution upon liquidation or a reorganization in bankruptcy) in property or securities, including any spin-off securities or assets, options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any spin-off securities or assets, options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) (a “Non-Cash Distribution”), Borrower shall deliver to Lender in kind (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), on the Business Day that is one customary settlement cycle for the property or securities distributed in the relevant Non-Cash Distribution following the date of such Non-Cash Distribution, the property or securities so distributed in an amount (the “Delivery Amount”) equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution, and (ii) the number of Loaned Shares outstanding at such time; provided that if Borrower returns any Loaned Shares to Lender following a record date for such a Non-Cash Distribution on such Loaned Shares but prior to the settlement of such Non-Cash Distribution on such Loaned Shares, notwithstanding the return of such Loaned Shares Borrower shall nonetheless deliver to Lender the Delivery Amount in respect of such Non-Cash Distribution on the Business Day that is one customary settlement cycle for the property or securities distributed in the relevant Non-Cash Distribution following the date of such Non-Cash Distribution.

(c)          Any interest, cash distribution or cash dividend made on or in respect of any Collateral for any Loan hereunder, shall, subject to (e) below, be delivered to Borrower on the date such interest, cash distribution or cash dividend is received by Custodian.

(d)          Any non-cash distributions or dividend made on or in respect of any Collateral for any Loan hereunder shall, subject to (e) below, be delivered to Borrower on the date such non-cash distribution or dividend is received by Custodian.

(e)          To the extent that a transfer of cash or other property to Borrower under the provisions of this Section 7 would give rise to a Collateral Deficit, no transfer of cash or other property to the extent of any such Collateral Deficit shall be made in accordance with this Section 7, but in lieu of such transfer shall immediately be credited to the Collateral Account. No transfer of cash or other property shall be made to Borrower under the provisions of this Section 7 if at the time of such transfer a Borrower Default has occurred and is continuing.

Section 8.          Rights in Respect of Loaned Shares. Subject to the terms of this Agreement, including Borrower’s obligation to return the Loaned Shares in accordance with the terms of this Agreement, and except as otherwise agreed by Borrower and Lender or Borrower and any subsequent transferee of Loaned Shares, insofar as such person is the record owner of any such Loaned Shares, such person shall have all of the incidents of ownership in respect of any such Loaned Shares, including the right to transfer the Loaned Shares to others.

Section 9.          Representations and Warranties.

(a)          Each of Borrower and Lender represent and warrant to the other that:

10

(i)          it has full power to execute and deliver this Agreement, to enter into any Loans contemplated hereby and to perform its obligations hereunder;

(ii)         it has taken all necessary action to authorize such execution, delivery, entry and performance;

(iii)        this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto;

(iv)        the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound; and

(v)         (A) this Agreement is not unsuitable for it in light of such party’s financial situation, investment objectives and needs and (B) it is entering into this Agreement in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other party.

(b)          Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares in respect of such Loan and all other outstanding shares of Common Stock of Lender have been duly authorized and, upon the issuance (if necessary) and delivery of such Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, will be duly authorized, validly issued, fully paid nonassessable shares of Common Stock, and the stockholders of Lender have no preemptive rights with respect to such Loaned Shares.

(c)          Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that all of the outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) and the Loaned Shares in respect of such Loan have been approved for listing on the NYSE, subject to official notice of issuance.

(d)          Borrower represents to Lender that it has, or at the time of transfer to Custodian shall have, the right to grant to Lender, and that Lender shall acquire, a continuing first priority security interest in the Collateral.

11

(e)          Lender represents and warrants to Borrower, as of the date hereof and the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that Lender is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”) and Lender would be able to purchase (i) as of the date hereof, a number of shares of Common Stock equal to the Maximum Number of Shares and (ii) as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, such number of Loaned Shares, in each case in compliance with the corporate law of Lender’s jurisdiction of incorporation.

(f)          Lender represents and warrants to Borrower that, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, Lender is not, and will not be required to register as, an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended).

(g)          Lender represents and warrants to Borrower that Lender (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.

(h)          Borrower represents and warrants to Lender that it (and any successor entity) is, and at any time during which a Loan made pursuant to this Agreement is outstanding will be, a United States person within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended.

(i)          Borrower represents and warrants to Lender that any shares of Common Stock that Borrower transfers to Lender in respect of any Loan Termination, and any property or securities comprising any Non-Cash Distribution that Borrower transfers to Lender, in each case, shall be made free from any lien, charge, claim or other encumbrance or restrictions (other than (x) a lien, charge, claim or other encumbrance or restriction routinely imposed on all securities by the relevant Clearance System and (y) any lien, charge, claim or other encumbrance or restriction (i) in the case of any shares of Common Stock, that exists in respect to all outstanding shares of Common Stock and (ii) in the case of any property or securities comprising any Non-Cash Distribution, that exists in respect of all such property or securities so distributed).

(j)          The representations and warranties of Borrower and Lender under this Section 9 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.

Section 10.         Covenants.

(a)          The parties hereto further acknowledge and agree that (i) each Loan hereunder is intended to be a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code; (ii) each and every transfer of funds, securities and other property under this Agreement is intended to be a “transfer” and a “settlement payment” or a “margin payment,” as such terms are used in Section 546(e) of the Bankruptcy Code; and (iii) Borrower is intended to be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 546(e), 555 and 561 of the Bankruptcy Code.

12

(b)          Lender shall, no later than five Business Days prior to any repurchase of Common Stock, give Borrower a written notice of such repurchase (a “Repurchase Notice”) if, following such repurchase, the Outstanding Borrow Percentage as determined on such day after giving effect to such repurchase would be greater than 8.0% or, after the first such Repurchase Notice, greater by 0.5% than the Outstanding Borrow Percentage included in the immediately preceding Repurchase Notice; provided that, in the event that the amount of Loaned Shares provided pursuant to the initial Borrowing Notice causes the Outstanding Borrow Percentage to exceed 8.0%, then the first Repurchase Notice shall be deemed to have been given in connection with such initial Borrowing Notice. The “Outstanding Borrow Percentage” as of any day is the fraction (A) the numerator of which is the aggregate number of Loaned Shares outstanding on such day and (B) the denominator of which is the number of shares of Common Stock outstanding on such day, including such Loaned Shares.

(c)          Borrower covenants and agrees with Lender that Borrower has entered into this Agreement and the Loans hereunder for the purpose of directly or indirectly facilitating the sale of the Convertible Notes and hedging activities (including short sales of Loaned Shares) relating to the Convertible Notes by the holders thereof.

(d)          The parties hereto shall use good faith efforts to enter into a collateral account control agreement among Borrower, Lender and The Bank of New York Mellon (“Custodian”) on or before December 15, 2012 (or such other date as the parties may otherwise agree) in form and substance reasonably satisfactory to the parties thereto with respect to the Collateral Account and the Collateral (the “Control Agreement”), and to make such changes and amendments to this Agreement as the parties, acting in good faith, may reasonably deem necessary and appropriate to effectuate the purposes of and entry into the Control Agreement.

Section 11.         Events of Default.

(a)          All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in Section 11(a)(v) or 11(a)(vi) below), be terminated (1) immediately on the occurrence of any of the events set forth in Section 11(a)(v) or 11(a)(vi) below or (2) two Business Days following such notice on the occurrence of any of the other events set forth below (each, a “Borrower Default”):

(i)          Borrower fails to deliver Loaned Shares to Lender as required by Section 6;

(ii)         Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 7;

(iii)        Borrower fails to pay Lender a Loan Fee when due as required by Section 5;

(iv)        Borrower fails to pay Lender any amount when due as required by Section 12;

13

(v)         the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by such party for, or consent or acquiescence to, the appointment of a receiver, trustee, conservatory, custodian or similar official of such party, or of all or a substantial part of its property; or the making by such party of a general assignment for the benefit of creditors; or the admission by such party in writing of its inability to pay its debts as they become due;

(vi)        the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over such party or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of such party or of all or a substantial part of its property or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of such party; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;

(vii)       Borrower fails to transfer Collateral within one Business Day of the time when such transfer is due in accordance with Section 3 and Section 4;

(viii)      Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, fails to perform, rejects or repudiates any of its obligations hereunder; or

(ix)         any representation made by Borrower under this Agreement in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect when made or Borrower fails to comply in any material respect with any of its covenants under this Agreement; provided that Borrower shall have the right to dispute in good faith any such notice from Lender of Borrower’s Default under this Section 11(a)(ix).

(b)          All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Borrower by a written notice to Lender (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in Section 11(b)(i) or 11(b)(ii) below), be terminated (1) immediately on the occurrence of any of the events set forth in Section 11(b)(i) or 11(b)(ii) below or (2) two Business Days following such notice on the occurrence of any of the other events set forth below (each, a “Lender Default”, and any Lender Default or Borrower Default, a “Default”):

14

(i)          the filing by or on behalf of Lender of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by such party for, or consent or acquiescence to, the appointment of a receiver, trustee, conservatory, custodian or similar official of such party, or of all or a substantial part of its property; or the making by such party of a general assignment for the benefit of creditors; or the admission by such party in writing of its inability to pay its debts as they become due;

(ii)         the filing of any involuntary petition against Lender in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over such party or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of such party or of all or a substantial part of its property or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of such party; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

(iii)        Lender fails to provide any indemnity as required by Section 14; provided that Borrower may waive such Default by Lender in its sole discretion.

Section 12.         Right to Extend; Lender’s Remedies.

(a)          Except to the extent a Loan is terminated pursuant to Section 6(c) as a result of a Borrower Default, Borrower may, following the termination of any Loan pursuant to Section 6, delay the date on which the related Loan Shares are due to Lender (the “Settlement Due Date”, as so delayed to the extent applicable), with respect to some or all (as the case may be) of such Loaned Shares, if Borrower reasonably determines in good faith based on the advice of outside counsel that such extension with respect to some or all (as the case may be) of such Loan Shares is reasonably necessary to enable Borrower (or any of its affiliates) to effect purchases of Common Stock related to the delivery of Loan Shares due to Lender in connection with this Agreement in a manner that would be in compliance with legal and regulatory requirements (i) applicable to Borrower or such affiliates in purchasing such shares of Common Stock or (ii) if Borrower were deemed to be Lender or an affiliated purchaser of Lender, that would be applicable to Lender in purchasing such shares of Common Stock.

15

(b)          If, upon the termination of any Loan as a result of a Borrower Default or pursuant to Section 6(c) on any Settlement Due Date, the purchase of Common Stock in an amount equal to all or any portion of the Loaned Shares to be delivered to Lender by Borrower in accordance with Section 6(c) of this Agreement (i) shall be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (ii) shall violate, or would upon such purchase reasonably likely violate, any order or prohibition of any court, tribunal or other governmental authority, (iii) shall require the prior consent of any court, tribunal or governmental authority prior to any such repurchase, (iv) would subject Borrower, based on the advice of outside counsel to the Borrower, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act), or (v) shall be commercially impracticable in the time period required by Section 6(c), in the commercially reasonable judgment of Borrower as a result of a demonstrable legal or regulatory impediment (including regulations of self-regulatory organizations) to such purchases (each of (i), (ii), (iii), (iv) and (v), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligations under Section 6(c) shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Upon notification of a Repayment Suspension and for so long as the Repayment Suspension shall continue, Lender shall have the right, exercisable in its sole discretion, upon written request (with a copy to Borrower) to direct Custodian to release to Lender an amount of Collateral with a Margin Value equal to the Market Value of all (or such fewer number as Lender may specify) of the Loaned Shares that are the subject of the Repayment Suspension, whereupon Borrower’s obligation to return such number of Loaned Shares to Lender shall automatically be extinguished; provided that if following the termination of any Loan as a result of a Borrower Default Lender shall have delivered a Notice of Exclusive Control to Custodian (with a copy to Borrower) and notified Borrower of its intent to exercise its rights and remedies pursuant to Section 12(c) below, the provisions of this Section 12(b) shall not apply. Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use commercially reasonable efforts to remove or cure the Legal Obstacle as promptly as reasonably practicable, including, in the case of clause (iii), Borrower using its commercially reasonable efforts to obtain the prior consent of the relevant court, tribunal or governmental authority in order to make any such repurchase; provided that (except in circumstances where the Legal Obstacle resulted from the failure by Borrower to comply with applicable securities laws or regulations) Lender shall promptly reimburse all reasonable out-of-pocket costs and expenses (including of legal counsel to Borrower) incurred or, at Borrower’s election, provide reasonably adequate surety or guarantee for any such costs and expenses that may be incurred by Borrower, in each case, in removing or curing such Legal Obstacle; and provided further that, if Borrower cannot remove or cure the Legal Obstacle within five Business Days, then Lender shall have the right at any time thereafter to notify Borrower of its election that Borrower pay to Lender, in lieu of the delivery of Loaned Shares in accordance with Section 6(c), an amount in immediately available funds (the “Replacement Cash”) equal to the product of (A) the average Closing Price (the “Average Closing Price”) during the ten consecutive Business Day period ending on the Business Day immediately preceding the date Borrower makes such payment, multiplied by (B) the number of Loaned Shares then outstanding.

16

(c)          If Borrower shall fail to pay the Replacement Cash to Lender in accordance with Section 12(b) above or the provisions of Section 12(b) do not apply, then, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to (i) purchase a like number of Loaned Shares (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner in compliance with applicable securities laws (and Lender shall promptly notify Borrower of the aggregate purchase price of the Replacement Shares upon the exercise of such right), (ii) sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (iii) apply and set off the Collateral and any proceeds thereof against the payment of the purchase price for such Replacement Shares and any amounts due to Lender under this Agreement; provided that Lender shall not be permitted to exercise its right to purchase Replacement Shares if Borrower has delivered Loaned Shares to Lender in accordance with Section 6(d) or Section 6(e); and provided further that if any Repayment Suspension or failure to deliver shall exist and be continuing, Lender shall not be permitted to exercise its right to purchase Replacement Shares unless Borrower shall fail to deliver the Loaned Shares or pay the Replacement Cash to Lender when due in accordance with Section 12(a) above. To the extent Lender shall exercise such right, Borrower’s obligation to return a like number of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate, and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder). In the event that the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder) exceeds the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess. The purchase price of Replacement Shares purchased under this Section 12(c) shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase and sale. In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Shares, to be deemed to have made such purchase of Replacement Shares for an amount equal to the Closing Price of Common Stock on the date Lender elects to exercise this remedy. Upon the satisfaction of all Borrower’s obligations hereunder, any remaining Collateral shall be returned to Borrower.

Section 13.         Transfers.

(a)          All transfers of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such Loaned Shares to Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) designated in the relevant Borrowing Notice maintained with such Clearing Organization. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting by a Clearing Organization of such Loaned Shares to such “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization as Lender may designate from time to time. All transfers of Collateral to Custodian by Borrower shall be made by crediting the Collateral Account. All transfers of Collateral to Lender by Custodian shall be made in the manner directed by Lender. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation that is applicable to such transfer.

(b)          All transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.

(c)          A transfer of securities or cash may be effected under this Section 13 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 18 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer, in which case under clause (i) or (ii), such transfer shall be made on the immediately following day on which such exceptions are not in effect.

17

(d)          To the extent permitted by law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party; provided that Borrower may, without the consent of Lender, transfer or assign all or any part of its rights or obligations under this Agreement to any affiliate of Borrower that is a wholly owned affiliate of Jefferies Group, Inc. organized or incorporated in the United States and provides Collateral to Lender in accordance with the terms of this Agreement and the Control Agreement (x) if such a transfer is required by or under any law, rule, regulation or regulatory order or (y) if, absent such transfer, Borrower or any of its affiliates would incur a materially increased cost or other materially increased expense (compared to such cost or expense as of the date hereof) or would experience any other material adverse effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and permitted assigns. Any purported transfer that is not in compliance with this Section 13(d) shall be null and void.

Section 14.         Indemnities.

(a)          Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and other expenses (including, without limitation, any losses relating to Borrower’s market activities as a consequence of becoming subject to Section 16(b) under the Exchange Act, and including, without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith or with respect to this Agreement) (collectively, “Losses”) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 9 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement; provided, however, that Lender shall not be liable for any Losses arising from (i) any breach by Borrower of any of its representations or warranties contained in Section 9 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

(b)          Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees from and against any and all Losses incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Borrower of any of its representations or warranties contained in Section 9 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement; provided, however, that Borrower shall not be liable for any Losses arising from (i) any breach by Lender of any of its representations or warranties contained in Section 9 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.

18

(c)          In case any claim or litigation which might give rise to any obligation of a party under this Section 14 (the “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall within five Business Days notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 14. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.

(d)          An Indemnifying Party shall be entitled to participate in and, if (i) in the good faith judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 14 without the written consent of the Indemnifying Party. Nothing in this clause (d) shall be deemed to limit, or be a waiver of either party in respect of, this Section 14.

Section 15.         Termination Of Agreement.

(a)          This Agreement may be terminated (i) at any time by the written agreement of Lender and Borrower or (ii) by Lender or Borrower upon the occurrence of a Default by the other party.

(b)          Unless otherwise agreed by Borrower and Lender, the provisions of Section 14 shall survive the termination of this Agreement.

Section 16.         Registration Provisions. If, following the initial Loan hereunder and registration of the initial Loaned Shares in respect of such Loan, Borrower determines, based upon reasonable advice of counsel to Borrower, with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures adopted by Borrower and designed to achieve compliance with such legal, regulatory or self-regulatory requirements, that any subsequent Loan and public sale of the Loaned Shares in respect of such subsequent Loan would require registration under the Securities Act, Lender agrees to register such sale of shares of Common Stock as and to the extent provided in the Underwriting Agreement.

Section 17.         Amendments. No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

Section 18.         Notices.

(a)          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.

19

(b)          All such notices and other communications shall be directed to the following address:

(i)           If to Borrower to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Attention:        General Counsel

Telephone:      (212) 284-2300

(ii)          If to Lender to:

Vector Group Ltd.

100 S.E. 2nd Street, 32nd Floor

Miami, Florida 33131

Attention:       Marc N. Bell, Vice President & General Counsel

Telephone:     (305) 579-8000

Facsimile:      (305) 579-8016

(c)          In the case of any party, at such other address as may be designated by written notice to the other parties.

Section 19.         Governing Law; Submission To Jurisdiction; Severability.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

(b)          EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

(c)          EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)          To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

20

Section 20.         Single Agreement. Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the “Defaulting Party”) in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled, subject to the provisions of this Agreement, to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

Section 21.         Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

[Signature page follows.]

21

IN WITNESS WHEREOF, the parties hereto have executed this Share Lending Agreement as of the date and year first above written.

VECTOR GROUP LTD.,
as Lender

By:	/s/ J. Bryant Kirkland III
Name: J. Bryant Kirkland III
Title: Vice President, Treasurer and Chief Financial Officer

JEFFERIES & COMPANY, INC.,
as Borrower

By:	/s/ Ashley L. Delp
Name: Ashley L. Delp
Title: Managing Director

[Signature Page to Share Lending Agreement]

EXHIBIT A

FORM OF BORROWING NOTICE

BORROWING NOTICE

[date]

To:	Vector Group Ltd.
100 S.E. 2nd Street, 32nd Floor
Miami, Florida 33131

Attention:	Marc N. Bell, Vice President & General Counsel
Telephone:	(305) 579-8000
Facsimile:	(305) 579-8016

From:	Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

Re:	Share Lending Agreement

Ladies and Gentlemen:

Reference is made to the Share Lending Agreement, dated as of November 15, 2012 (as amended, modified or supplemented from time to time, the “Agreement”), between Vector Group Ltd. (“Lender”) and Jefferies & Company, Inc. (“Borrower”). Any capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Agreement.

Pursuant to Section 2(b) of the Agreement, Borrower desires that Lender make, in accordance with the terms, and subject to the conditions, set forth in the Agreement, the following Loan(s) to Borrower of the number of shares of Common Stock set forth below for transfer to Borrower’s account designated below on [specify date]:

Loan:	[specify number of Loaned Shares]
Account:	[specify Borrower’s account]

Very truly yours,

Jefferies & Company, Inc.

Exhibit A–1